Exhibit 3.155

State of Delaware Secretary of State Division of Corporations Delivered 01:58 PM 11/24/2004 FILED 01:58 PM 11/24/2004 SRV 040849804 - 3830441 FILE

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

GC POWER ACQUISITION LLC

This Amended and Restated Certificate of Formation of GC Power Acquisition LLC (the “LLC”), dated as of November 24,  2004, has been duly executed and is being filed by the undersigned, as an authorized person in accordance with the provisions of 6 Del. C, § 18-208, to amend and restate the original Certificate of Formation of the LLC which was filed on July 19, 2004, with the Secretary of State of the State of Delaware (the “Certificate”), to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C, § 18-101, et seq.)

The Certificate is hereby amended and restated in its entirety to read as follows:

1.                         The name of the limited liability company continued hereby is Texas Genco LLC.

2.                         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation as of the date first written above.

/s/ Michael MacDoogall
Michael MacDoogall Manager

State of Delaware Secretary of State Division of Corporations Delivered 05:24 PM 03/01/2006 FILED 05:10 PM 03/01/2006 SRV 060204944 - 3830441 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                          Name of Limited Liability Company: Texas Genco LLC

2.                          The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company continued hereby is NRG Texas LLC.

3.                          This certificate of amendment shall be effective March 15, 2006.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 1st day of March, 2006.

Texas Genco LLC

By:	/s/ Steven Winn
Name:	Steven Winn
Title:	President – NRG Texas